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                      [Letterhead of Dorsey & Whitney LLP]


                                                                     EXHIBIT 8.1

Conseco Finance Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

Conseco Finance Securitizations Corp.
300 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639


     Re:  Federal Income Tax Consequences of Manufactured
          Housing Contract Pass-Through Certificates

Ladies and Gentlemen:

     We have acted as counsel to Conseco Finance Corp., a Delaware corporation (the "Company") and Conseco Finance Securitizations Corp., a Minnesota corporation (the "Seller"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (File No. 333-47662 and 333-47662-01) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to an aggregate of $5,000,000,000 of Manufactured Housing Contract Pass-Through Certificates (the "Certificates") to be issued from time to time in series under separate Pooling and Servicing Agreements, and the preparation of a Prospectus Supplement dated June 10, 2002 and the related Prospectus dated June 10, 2002 (together, the "Prospectus") relating to the offer and sale by the Company of $442,500,000 (approximate) aggregate principal amount of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 2002-2 (the "Certificates"), to be issued under a Pooling and Servicing Agreement, dated as of June 1, 2002 (the "Pooling and Servicing Agreement") between the Company, the Seller, Wells Fargo Bank Minnesota, National Association, as Backup Servicer, and U.S. Bank National Association, as Trustee (the "Trustee"). Capitalized terms used herein and not defined have the meanings assigned thereto in the Pooling and Servicing Agreement.

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Conseco Finance Corp.
Conseco Finance Securitizations Corp.
June 14, 2002
Page 2


     You have requested our opinion with respect to certain federal income tax consequences of the purchase, ownership and disposition of the Certificates. For purposes of rendering our opinion we have examined the Registration Statement, the Prospectus and the Pooling and Servicing Agreement.

     Our opinion is based upon existing law and currently applicable Treasury Department regulations, current published administrative positions of the Internal Revenue Service contained in revenue rulings and revenue procedures, and judicial decisions, all of which are subject to change, either prospectively or retroactively, and to possibly differing interpretations. Our opinion is also based on the representations and warranties set forth in the Pooling and Servicing Agreement and the assumptions that the Company and the Trustee will at all times comply with the requirements of the Pooling and Servicing Agreement, including, without limitation, the requirement that proper elections to be taxed as three separate real estate mortgage investment conduits ("REMICs") under the Internal Revenue Code of 1986, as amended (the "Code") are made in accordance with the Pooling and Servicing Agreement and the Code and that the Certificates will be issued as described in the Prospectus.

     Based upon the foregoing, as of the date hereof it is our opinion that the Trust created pursuant to the Pooling and Servicing Agreement (other than the Pre-Funding Account) will qualify as three separate REMICs under the Code and under the REMIC Regulations, and that the Class A Certificates, Class A-IO Certificates, Class M Certificates, Class B Certificates and Class B-3I Certificates will evidence ownership of the "regular interests" in the Master REMIC, the Uncertificated Intermediate Interests will evidence ownership of the "regular interests" in the Intermediate REMIC, the Uncertificated Subsidiary Interests will evidence ownership of the "regular interests" in the Subsidiary REMIC, and the Class C Subsidiary Certificates, Class C Intermediate Certificates and the Class C Master Certificates will evidence ownership of the single class of "residual interests" in each of the Subsidiary REMIC, the Intermediate REMIC and the Master REMIC, respectively.

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Conseco Finance Corp.
Conseco Finance Securitizations Corp.
June 14, 2002
Page 3


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, and we hereby confirm that, insofar as they constitute statements of law or legal conclusions as to the likely outcome of material issues under the federal income tax laws, the discussion under such heading accurately sets forth our advice.

Dated:  June 14, 2002
                                       Very truly yours,

                                       /s/ Dorsey & Whitney LLP

CFS